EXHIBIT 10.2.1



                                    DEBENTURE

     This debenture dated as of October 22, 1998 is executed by Astris Inc. and Astris Energi Inc. (collectively the "MAKER") to and in favour of Energy Ventures Inc. (Canada) (the "HOLDER").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Maker hereby agrees with the Holder as follows:

                                    ARTICLE I
                                   OBLIGATIONS

1.01 SECURED OBLIGATIONS. The Maker hereby acknowledges that this debenture will form security for the obligations and liabilities of the Maker to the Holder (the "Liabilities") arising under an Equipment Lease made the date hereof between Maker and Holder (the "Lease"). The maximum amount secured by this debenture are set out below:

DATE OF DEFAULT                              MAXIMUM AMOUNT SECURED
---------------                              ----------------------

October 22, 1998 to October 21, 1999            $450,000 (U.S.)
October 22, 1999 to October 21, 2000            $405,000 (U.S.)
October 22, 2000 to October 21, 2001            $360,000 (U.S.)
October 22, 2001 to October 21, 2002            $315,000 (U.S.)
October 22, 2002 to October 21, 2003            $270,000 (U.S.)
October 22, 2003 to October 21, 2004            $225,000 (U.S.)
October 22, 2004 to October 21, 2005            $180,000 (U.S.)
October 22, 2005 to October 21, 2006            $135,000 (U.S.)
October 22, 2006 to October 21, 2007            $ 90,000 (U.S.)
October 22, 2007 to October 21, 2008            $ 45,000 (U.S.)
Thereafter                                            Nil

                                   ARTICLE II
                                GRANT OF SECURITY

2.01 GRANT OF SECURITY. As security for the due discharge of all Liabilities, the Maker hereby grants, assigns, conveys, mortgages and charges as and by way of a fixed and specific mortgage and charge to and in favour of the Holder, all machinery, equipment and other assets leased under the Lease.

2.02 SECURITY AND COLLATERAL DEFINED. In this debenture, the mortgages and charges hereby constituted are called the "SECURITY" and the subject matter of the Security is called the "COLLATERAL".


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                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE MAKER

3.01 REPRESENTATIONS AND WARRANTIES. The Maker represents and warrants to the Holder as follows:

     (1) TITLE. The Maker has good and marketable title to the Collateral free and clear of all Encumbrances, other than Encumbrances consented to in writing by the Holder;

     (2) FINANCIAL INFORMATION. There is no fact which the Maker has not disclosed in writing to the Holder which materially adversely affects, or so far as the Maker can reasonably foresee, will materially adversely affect the business, properties, prospects or financial condition of the Maker or the ability of the Maker to perform its obligations to the Holder hereunder or under any other agreement, instrument or document; and

3.02 SURVIVAL. Each representation and warranty made by the Maker herein or in any certificate or other document delivered by or on behalf of the Maker to the Holder in connection herewith is material and shall be deemed to have been relied upon by the Holder, notwithstanding any investigation previously or hereafter made by or on behalf of the Holder and shall survive the execution and delivery of this debenture and any other agreements, instruments and documents executed by the Maker in connection herewith.

                                   ARTICLE IV
                             COVENANTS OF THE MAKER

4.01   COVENANTS.  The Maker covenants and agrees with the Holder as follows:

     (1) DEFEND CLAIMS. The Maker shall defend the Collateral against the claims of any persons, firms or corporations claiming any interest therein; and

     (2) INSURANCE. The Holder shall insure the Collateral to its full insurable value against loss or damage by fire and such other risks and hazards and upon such other terms as the Holder may reasonably require.

                                    ARTICLE V
                             DEFAULT AND ENFORCEMENT

5.01 DEFAULT. In the event that the Maker defaults on any term hereof or under the Lease, the Security shall become enforceable.

5.02 REMEDIES. In the event that the Security becomes enforceable, the Holder shall have the following rights and remedies:

     (1) TAKING POSSESSION. The Holder may take possession of Collateral by any method permitted by law. In the event that the Holder takes possession of any Collateral, the Holder shall have the right to maintain and dispose of such Collateral upon any lands and premises and all powers, functions, rights and


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privileges of the Maker in respect of such Collateral shall cease, unless specifically continued by the written consent of the Holder.

     (2) DISPOSITIONS. The Holder may dispose of Collateral in whole or in part by public sale, private sale, lease or otherwise with or without notice and with or without advertising and without any other formality, all of which are hereby waived by the Maker and any such disposition shall be on such terms and conditions as to credit and otherwise and as to upset or reserve bid or price as the Holder may consider commercially reasonable. The Holder shall be accountable only for moneys when and as actually received from the sale, lease or other disposition of Collateral. The Holder may rescind or vary any contract for the disposition of Collateral and may re-dispose of such Collateral without being answerable for any loss occasioned thereby. Any disposition or re-disposition of Collateral may take place whether or not the Holder has taken possession thereof. The Holder may also exercise its right to purchase the Equipment under the Lease for $1.

     (3) BORROWINGS AND PAYMENT OF ENCUMBRANCES. The Holder may pay any encumbrances that may exist or be threatened against any Collateral, may borrow money required for the maintenance, preservation or protection of any Collateral or for the carrying on of any business or undertaking of the Maker and may grant further security interests in any Collateral in priority to the Security as security for any moneys so borrowed and irrespective of whether the rights of the Maker to redeem any Collateral may be impaired thereby.

     (4) DEALINGS WITH COLLATERAL. The Holder may dispose of, enforce, release to third parties and otherwise deal with Collateral in such manner, upon such terms and conditions and at such times as the Holder may see fit, and without notice to the Maker (except as otherwise required by any applicable law). The Holder shall not be under any obligation to keep any Collateral identifiable and may file such proofs of claim and other documents as may be necessary or advisable in order to prove its claim in any bankruptcy, proposal, winding-up, bulk sale or other proceeding relating to the Maker.

     (5) APPOINTMENT OF RECEIVERS. The Holder may appoint by instrument in writing, or institute proceedings in any court of competent jurisdiction for the appointment of, a receiver or receiver and manager (receivers and receivers and managers are individually referred to herein as a "Receiver") of any Collateral. Subject to the instrument of appointment and any instruments supplemental thereto, any Receiver appointed by instrument in writing shall have the same powers, rights and discretions as the Holder under this debenture and otherwise at law and in exercising such rights, powers and discretions shall act as and for all purposes shall be deemed to be the agent of the Maker. The Holder shall not be responsible for the remuneration or any act, default or negligence of any Receiver. The Holder may fix the remuneration of any Receiver appointed by instrument in writing and may from time to time remove any such Receiver and appoint another in his or her stead. Any Receiver appointed by instrument in writing may be an officer or employee of the Holder.

5.03 HOLDER NOT LIABLE. Neither the Holder nor any Receiver shall be liable or accountable for (i) any failure to seize, insure, collect, realize, dispose of, enforce or otherwise deal with any Collateral and shall not be under any obligation to institute proceedings for any such purposes or for the purpose of preserving any rights of the Holder, the Maker or any other persons in respect


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of any Collateral, including, without limitation, taking any actions to preserve any rights against prior parties under any chattel paper or instruments, (ii) any loss or damage whatsoever which may arise as a consequence of any failure referred to in clause (i) whether resulting from the negligence of the Holder or any Receiver or otherwise or (iii) by reason of any entry into possession of any Collateral to account as a mortgagee in possession or for anything except actual receipts or be liable for any loss or realization or for any act or omission for which a mortgagee in possession might be liable.

5.04 DEEMED AUTHORITY TO ACT. No person dealing with the Holder or any Receiver shall be concerned to inquire whether the Security has become enforceable or whether the powers which the Holder or any Receiver is purporting to exercise have become exercisable or whether any obligations remain due on the security of the Collateral or as to the necessity or expedience of the stipulations and conditions subject to which any sale, lease or other disposition shall be made or otherwise as to the propriety or regularity of any disposition or other dealing by the Holder or any Receiver with any Collateral or to see to the application of any moneys paid to the Holder or any Receiver and in the absence of fraud on the part of such persons such dealings shall be deemed as far as regards the safety and protection of such person to be within the powers hereby conferred and to be valid and effective accordingly.

5.05 RIGHTS AND REMEDIES ADDITIONAL. This debenture and the rights and remedies of the Holder hereunder are in addition to and not in substitution or replacement of any other security now or hereafter held by the Holder or any rights or remedies of the Holder thereunder or otherwise at law and all such rights and remedies may be exercised from time to time separately or in combination.

                                   ARTICLE VI
                               PLEDGE OF DEBENTURE

6.01 PLEDGE OF DEBENTURE. This debenture shall be deemed to be deposited and pledged by the Maker as collateral security for the Liabilities and when redelivered to the Maker shall be cancelled immediately. This debenture shall not be deemed to have been redeemed by reason of the account of the Maker having ceased to be in debit while this debenture was so deposited or pledged and no payment shall reduce the amount owing under this debenture unless specifically appropriated to and noted on this debenture at the time of payment.

                                  ARTICLE VII
                               GENERAL PROVISIONS

7.01 AMENDMENTS. No amendment or other modification of this debenture shall be effective unless made in writing and signed by the Holder.

7.02 WAIVERS. No delay or omission by the Holder in exercising any rights hereunder or in respect of any Liabilities secured hereby or the performance by the Holder of any obligations of the Maker which are in default shall operate as a waiver thereof or of any other rights of the Holder, and no single or partial exercise of any right shall preclude any other or further exercise thereof or the exercise of any other rights. No waiver of any right shall be effective


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unless given in writing and any such waiver shall be effective only for the specific purpose and time period, if any, stipulated therein and shall not operate as a waiver of any other rights of the Holder.

7.03 FURTHER ASSURANCES. The Maker covenants and agrees to execute and deliver all such further security agreements, instruments and documents and to do all such further acts and things as the Holder may from time to time require to create, perfect and maintain the perfection of the security interest contemplated hereby and hereby constitutes and appoints the chief financial officer from time to time of the Holder as its true and lawful attorney irrevocably with full power of substitution to execute and deliver all such agreements, instruments and documents and to do all such acts and things with the right to use the name of the Maker whenever and wherever it may be deemed necessary or expedient.

7.04 SEVERABILITY. In the event any provisions of this debenture, as amended or otherwise modified from time to time, shall be deemed invalid or void, in whole or in part, by any court of competent jurisdiction, the remaining provisions of this debenture shall remain in full force and effect.

7.05 SUCCESSORS, ASSIGNS AND GOVERNING LAW. This agreement shall enure to the benefit of and be binding upon the respective successors and assigns of the Holder and the Maker, shall be governed by and construed in accordance with the laws of the Province of Ontario and shall in all respects be treated as an Ontario contract.

     Dated as of October 22, 1998.

                                        ASTRIS INC.

                                        Per: /s/ J.R. K. Nor                 c/s
                                            ------------------------------------


                                        ASTRIS ENERGI INC.

                                        Per: /s/ J.R. K. Nor                 c/s
                                            ------------------------------------


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